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                                  EXHIBIT 23B
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                     Consent of Holtz Rubenstein & Co., LLP
                              Independent Auditors

     We hereby consent to the reference of our firm under the caption "Experts" and the use of our report dated July 19, 1996, except as to the pooling of interests with AMSERV HEALTHCARE INC., which is as of August 23, 1996, with respect to the consolidated financial statements of Star Multi Care Services, Inc. included in this Proxy Statement of Extended Family Care Corporation that is made a part of the Registration Statement (Form S-4) and Prospectus of Extended Family Care Corporation.

Holtz Rubenstein & Co., LLP

Melville, New York
July 23, 1997